UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2005

NOVASTAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-28535

(Commission File Number)

91-1975651

(IRS Employer Identification No.)

1 E. Liberty Street, Suite 6000, Reno, Nevada 89501

(Address of principal executive offices and Zip Code)

(775) 686-6182

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Registrant announces that Charles H. Merchant has been appointed as a Director, Chief Operating Officer and interim Chief Executive Officer, effective December 1, 2005.

Dr. Charles H. Merchant earned his Bachelor's Degree from the University of West Florida in 1974. Subsequently he has received an MBA from Jacksonville State University and his Ph.D in Economic Geology from American University in Washington D.C. Dr. Merchant is also a licensed mining engineer in the State of Alabama since 1997. Dr. Merchant has guest lectured for numerous Universities and Mining Schools, including: Baylor University, Cal-Poly Institute, Univ. of California at Davis, Auburn University, University of Alabama, and the American Institute.

From 1984-1990, Dr. Merchant served as Chief Operating Officer of Tennessee National Corp., a $65 million precious metals Holdings Company based in Tennessee. After that he was the Vice President of U.S. operations for Consolidated Mining Co. of Alabama, where he negotiated numerous mining leases in seven states, for the coal and precious metals mining businesses. From 2001 to present, Dr. Merchant has served as Chairman & Chief Operating Officer of JMays LLC, a major U.S. producer of commercial grade Mica to the cosmetics and aerospace industries. In his capacity with JMAys LLC, he constructed a $24 million Mica processing plant and secured land leases with a combined appraised value exceeding $450 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVASTAR RESOURCES LTD.

/s/ Paul G. Carter

By: Paul G. Carter

President and Director

Date: December 6, 2005